                                                               EXHIBIT 10-31(j)


                         RIGHT OF FIRST OFFER AGREEMENT


     AGREEMENT made this 3rd day of July, 1996 by and among COLUMBIA MILLIMETER COMMUNICATIONS, L.P., a Delaware limited partnership ("CMC"), COLUMBIA CAPITAL CORPORATION, a Virginia corporation ("CCC") (CMC and CCC are collectively referred to as "COLUMBIA") and ADVANCED RADIO TECHNOLOGIES CORPORATION, a Delaware corporation ("TECH").

     WHEREAS, Tech has agreed to purchase from CommcoCCC, Inc., a Delaware corporation ("COMMCOCCC"), substantially all of its assets, including 38 Ghz Authorizations covering approximately 117,750,000 Pops (the "38 GHZ AUTHORIZATIONS") pursuant to an Asset Acquisition Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT") dated the date hereof by and among Tech, Advanced Radio Telecom Corp., CommcoCCC, Columbia, and Commco, L.L.C., a Delaware limited liability company. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Acquisition Agreement.

     WHEREAS, in order to induce Tech to enter into the Acquisition Agreement, Columbia desires to grant Tech a right of first offer on any 38 Ghz Authorizations granted to Columbia with respect to any Pending Applications owned by Columbia and listed on EXHIBIT A attached hereto (the "NEW AUTHORIZATIONS") on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties hereto, the parties hereto do hereby agree as follows:

     1. RIGHT OF THE FIRST OFFER. Columbia shall notify Tech in writing (the "OFFER NOTICE") prior to entering into any binding agreement with any Person, other than an Affiliate of Columbia in which Columbia owns more than 50% of the voting securities or other equity interests, with respect to (i) the sale, transfer, assignment or other disposition (whether by merger, operation of law or otherwise) of any New Authorization or (ii) the management or lease of any New Authorization that gives such Person more than 50% of the net profit derived from the New Authorization for a period longer than five (5) years ((i) and (ii) above are referred to collectively as a "TRANSFER"). The Offer Notice shall set forth all New Authorizations which Columbia wishes to Transfer. Tech may offer to purchase all (but not less than all) of the New Authorizations specified in the Offer Notice by delivery of a written offer (the "OFFER") to Columbia within thirty (30) days after delivery of the Offer Notice. The Offer shall specify the price and other terms on which Tech proposes to purchase the New Authorizations. After receipt of the Offer, Columbia may elect to enter into a binding agreement for the transfer of the New Authorizations set forth in the Offer Notice either (i) with Tech at the price and other terms set forth in the Offer or (ii) with any other Person at a price greater than set forth in the Offer, free and clear of the terms of this Agreement; PROVIDED, HOWEVER, if (i) Columbia has not entered into a binding agreement for the Transfer of such New
Authorizations with any other Person within ninety (90) days after receipt of the Offer, if any, or (ii) such binding agreement for the Transfer is terminated for any reason, then such New Authorizations shall be subject once again to the provisions of this Agreement In the event the price is payable in property, the value of the property shall be determined by a mutually acceptable investment banking company.

     2. TERM. This Agreement shall continue in full force and effect until the earlier of (i) the termination of the Acquisition Agreement pursuant to its terms and (ii) six (6) months after the date on which the first New Authorization is granted to Columbia by the FCC.

     3.   MISCELLANEOUS.

          3.1 ASSIGNMENT; SUCCESSORS. Neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party. In the event Columbia Transfers any New Authorizations to an Affiliate of Columbia in which Columbia owns more than 50% of the voting securities or other equity interests, as a condition to such Transfer such Affiliate shall assume and be bound by the provisions of this Agreement with respect to such New Authorizations.

          3.2 AMENDMENTS; WAIVERS. The terms of this Agreement may not be waived, amended, modified, terminated or discharged unless in a writing signed by the parties hereto.

          3.3 NOTICES. All notices or other communications provided for under this Agreement shall be in writing (including facsimile) and mailed, hand delivered, sent by overnight courier or by telecopier to the parties effective when received at the addresses specified:

               If to Tech:      Advanced Radio Technologies Corporation
                                500 108th Street, N.E., Suite 2600
                                Bellevue, Washington  98004
                                Attn:  Chief Executive Officer

               with a copy to:  Pierson & Burnett, LLP
                                1667 K Street, N.W.
                                Suite 801
                                Washington, D.C.  20036
                                Attn:  W. Theodore Pierson, Jr., Esq.

               If to Columbia:  Columbia Capital Corporation
                                201 North Union Street
                                Alexandria, Virginia
                                Attn: James B. Fleming

               with a copy to:  Nelson Mullins Riley & Scarborough, L.L.P.
                                100 North Tryon Street, Suite 3350
                                Charlotte, North Carolina  28202
                                Attn:  H. Bryan Ives, III, Esq.

          3.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          3.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          3.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreement and understandings between the parties with respect to the subject matter.

          3.7 SECTION HEADINGS. Section headings in this Agreement are for convenience only and shall not form a part of this Agreement.

          3.8 SEVERABILITY. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been duly exercised by the parties hereto as of the day and year first above written.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION

                    By:  ___________________________________

                      Its: _________________________________


                    COLUMBIA CAPITAL CORPORATION

                    By: ____________________________________

                      Its: _________________________________


                    COLUMBIA MILLIMETER COMMUNICATIONS, L.P.

                    By:  Columbia Capital Corporation

                      Its:    General Partner


                         By: _______________________________

                           Its: ____________________________